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                                                                    Exhibit 99.1

                    CONSENT OF DEUTSCHE BANK SECURITIES INC.

We hereby consent to the use of our name and to the description of our opinion letter, dated February 16, 2000, to the Board of Directors of Lennar Corporation ("Lennar") under the captions "Background of the Transaction", "Recommendations of the Boards of Directors and Reasons for the Transaction", "The Terms of Lennar's Acquisition of U.S. Home--Representations and Warranties" and "Opinion of Lennar's Financial Advisor" in, and to the inclusion of such opinion letter as Annex II to, the Joint Proxy Statement/Prospectus of Lennar and U.S. Home Corporation, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-32860) of Lennar. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         DEUTSCHE BANK SECURITIES INC.


                                        By: /s/ Glenn Crafford
                                           ---------------------------
                                               Managing Director

New York, New York
March 24, 2000